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                                                                   Exhibit 10.85


                                CREDIT AGREEMENT

                                      among

                        TRUMP'S CASTLE ASSOCIATES, L.P.,

                                       and

                     THE LENDING INSTITUTIONS LISTED HEREIN

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             as ADMINISTRATIVE AGENT

                       ----------------------------------

                         DEUTSCHE BANK SECURITIES INC.,
                        as LEAD ARRANGER and BOOK MANAGER

                       ----------------------------------


                            Dated as of June 12, 2002


================================================================================

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----


SECTION 1.     Amount and Terms of Credit......................................1
      1.01     The Commitments.................................................1
      1.02     Notice of Borrowing.............................................1
      1.03     Disbursement of Funds...........................................1
      1.04     Notes...........................................................2
      1.05     Conversions; Continuations......................................2
      1.06     Pro Rata Borrowings.............................................3
      1.07     Interest........................................................3
      1.08     Interest Periods................................................3
      1.09     Increased Costs, Illegality, etc................................4
      1.10     Compensation....................................................6
      1.11     Change of Lending Office........................................7
      1.12     CCC Restrictions................................................7

SECTION 2.     Prepayments; Payments; Taxes....................................7
      2.01     Voluntary Prepayments...........................................7
      2.02     Mandatory Repayments............................................8
      2.03     Method and Place of Payment.....................................9
      2.04     Net Payments....................................................9

SECTION 3.     Conditions Precedent to Effective Date.........................11
      3.01     Execution of Agreement; Notes..................................11
      3.02     Opinions of Counsel............................................12
      3.03     Corporate Documents; Proceedings; etc..........................12
      3.04     Transactions, etc..............................................12
      3.05     Solvency Certificate; Insurance................................12
      3.06     Officer's Certificate..........................................12
      3.07     Approvals......................................................13
      3.08     Credit Facility Mortgage Documents.............................13
      3.09     Adverse Change, etc............................................13
      3.10     Litigation.....................................................13
      3.11     Financial Statements; Projections..............................14

SECTION 4.     Conditions Precedent to Loans..................................14
      4.01     Payment of Fees................................................14
      4.02     Transactions, etc..............................................14
      4.03     Minimum EBITDA.................................................14
      4.04     Approvals......................................................14
      4.05     Officer's Certificate..........................................14

                                      (i)


                                                                                               Page
                                                                                               ----
SECTION 5.     Representations, Warranties and Agreements........................................14
      5.01     Corporate Status..................................................................15
      5.02     Corporate Power and Authority.....................................................15
      5.03     No Violation......................................................................15
      5.04     Governmental Approvals............................................................15
      5.05     Financial Statements; Financial Condition; Undisclosed Liabilities; etc...........16
      5.06     Litigation........................................................................16
      5.07     True and Complete Disclosure......................................................17
      5.08     Use of Proceeds; Margin Regulations...............................................17
      5.09     Tax Returns and Payments..........................................................17
      5.10     Compliance with ERISA.............................................................17
      5.11     The Credit Facility Mortgage Documents and Properties.............................17
      5.12     Representations and Warranties in Documents.......................................19
      5.13     Subsidiaries and Corporate Structure..............................................19
      5.14     Compliance with Statutes, etc.....................................................19
      5.15     Investment Company Act............................................................19
      5.16     Public Utility Holding Company Act................................................19
      5.17     Environmental Matters.............................................................20
      5.18     Labor Relations...................................................................20
      5.19     Patents, Licenses, Franchises and Formulas........................................20
      5.20     Indebtedness......................................................................20
      5.21     Transactions......................................................................20

SECTION 6.     Affirmative Covenants.............................................................21
      6.01     Information Covenants.............................................................21
      6.02     Credit Facility Mortgage Documents; Performance of Obligations....................23
      6.03     Existence and Franchises..........................................................23
      6.04     Payment of Taxes and Other Claims.................................................23
      6.05     Maintenance of Properties.........................................................23

SECTION 7.     Negative Covenants................................................................24
      7.01     Consolidation, Merger, Conveyance, Transfer or Lease..............................24
      7.02     Limitation on Indebtedness........................................................24
      7.03     Limitation on Liens...............................................................25
      7.04     Limitation on Restricted Payments.................................................25
      7.05     Limitation on Leases..............................................................26
      7.06     Limitation on Preferred Stock of Subsidiaries and Subsidiary Distributions........26
      7.07     Limitation on Payment Restrictions Affecting Subsidiaries.........................27
      7.08     Limitations on Transactions with Affiliates.......................................27
      7.09     Restrictions on Transfer of Assets................................................28
      7.10     Limitation on Activities and Investments..........................................28
      7.11     Restriction on Payment of Services Fee............................................28
      7.12     Second Priority Notes and PIK Notes...............................................28
      7.13     Minimum EBITDA....................................................................28
      7.14     Capital Expenditures..............................................................29

                                      (ii)


                                                                                                Page
                                                                                                ----
SECTION 8.      Events of Default.................................................................29
      8.01      Payments..........................................................................29
      8.02      Representations, etc..............................................................29
      8.03      Covenants.........................................................................29
      8.04      Default Under Other Agreements....................................................29
      8.05      Bankruptcy, etc...................................................................30
      8.06      ERISA.............................................................................31
      8.07      Credit Facility Mortgage Documents................................................31
      8.08      Judgments.........................................................................31
      8.09      Change of Control.................................................................31

SECTION 9.      Definitions and Accounting Terms..................................................31
      9.01      Defined Terms.....................................................................32

SECTION 10.     Administrative Agent..............................................................49
      10.01     Appointment.......................................................................49
      10.02     Nature of Duties..................................................................49
      10.03     Lack of Reliance on Administrative Agent..........................................49
      10.05     Reliance..........................................................................50
      10.06     Indemnification...................................................................50
      10.07     Administrative Agent in Its Individual Capacity...................................51
      10.08     Holders...........................................................................51
      10.09     Resignation by Administrative Agent...............................................51

SECTION 11.     Miscellaneous.....................................................................51
      11.01     Payment of Expenses, etc..........................................................52
      11.02     Right of Setoff...................................................................52
      11.03     Notices...........................................................................53
      11.04     Benefit of Agreement..............................................................53
      11.05     No Waiver; Remedies Cumulative....................................................55
      11.06     Payments Pro Rata.................................................................55
      11.07     Calculations; Computations........................................................55
      11.08     Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial............56
      11.09     Counterparts......................................................................57
      11.10     Effective Date....................................................................57
      11.11     Headings Descriptive..............................................................57
      11.12     Amendment or Waiver, etc..........................................................58
      11.13     Survival..........................................................................58
      11.14     Domicile of Loans.................................................................58
      11.15     Register..........................................................................58
      11.16     Confidentiality...................................................................58

                                     (iii)

ANNEX I             Commitments

SCHEDULE 3.08       Collateral Closing Conditions
SCHEDULE 5.13       Corporate Structure
SCHEDULE 5.20       Existing Indebtedness
SCHEDULE 9.01(a)    Existing Investments

EXHIBIT A           Form of Notice of Borrowing
EXHIBIT B           Form of Note
EXHIBIT C           Form of Notice of Conversion
EXHIBIT D           Form of Secretary's Certificate
EXHIBIT E           Form of Solvency Certificate
EXHIBIT F           Form of Assignment and Assumption Agreement
EXHIBIT G           Form of Assignment of Leases and Rents and Assignment of Operating Assets
EXHIBIT H           Form of Credit Facility Mortgage

                                      (iv)

     CREDIT AGREEMENT ("Agreement"), dated as of June 12, 2002, among TRUMP'S CASTLE ASSOCIATES, L.P., a New Jersey limited partnership ("Borrower"), the lending institutions from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, and DEUTSCHE BANK SECURITIES INC., as Lead Arranger and Book Manager ("Lead Arranger"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as therein defined.

                              W I T N E S S E T H :

     WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to Borrower the respective credit facilities provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. Amount and Terms of Credit.

     1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment severally agrees to make on the Funding Date a term loan (each such term loan, a "Loan" and, collectively, the "Loans") to Borrower, which Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Loans pursuant to Section 1.05) and (ii) shall equal for each Lender, in initial aggregate principal amount, an amount which equals the Commitment of such Lender on the Funding Date. Once repaid, Loans incurred hereunder may not be reborrowed.

     1.02 Notice of Borrowing. Borrower shall give Administrative Agent at its Notice Office written notice one Business Day prior to the Funding Date (or telephonic notice promptly confirmed in writing) of the Borrowing hereunder; provided that such notice shall be deemed to have been given on such day only if given before 12:00 Noon (New York time) on such day (such written notice or written confirmation of telephonic notice, the "Notice of Borrowing"). Such notice shall be irrevocable and shall (x) specify the date of such Borrowing (which shall be a Business Day) and (y) be given by Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of Loans to be made pursuant to such Borrowing and the date of such Borrowing (which shall be a Business Day). Administrative Agent shall promptly give each Lender which is required to make Loans specified in the Notice of Borrowing notice of such Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

     1.03 Disbursement of Funds. No later than 12:00 Noon (New York time) on the Funding Date, each Lender with a Commitment will make available its pro rata portion of such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of Administrative Agent, and Administrative Agent will make available to Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date that such Lender does not intend to make available to Administrative Agent such Lender's portion of any Borrowing to be made on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Funding Date and Ad-ministrative Agent, in reliance upon such assumption, may (in its sole discretion and without obligation to do so) make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and if Administrative Agent shall have advanced such amount to Borrower, Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover on demand from such Lender or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower until the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.07. Nothing in this Section 1.03 shall be deemed to relieve any Lender from its obligation to make its respective Loans hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any failure by such Lender to make its respective Loans hereunder.

     1.04 Notes. (a) To the extent requested by any Lender, Borrower's obligation to pay the principal of, and interest on, the Loans made by such Lender shall be evidenced by a promissory note duly executed and delivered by Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (the "Note").

     (b) To the extent applicable, Lender will note on its internal records the amount of the Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect Borrower's obligations in respect of such Loans.

     1.05 Conversions; Continuations. (a) Borrower shall have the option to convert all or a portion equal to at least $5,000,000 (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Loans made hereunder of one or more Types of Loans into a Borrowing of another Type of Loan; provided that (i) except as otherwise provided in Section 1.09(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans to less than $5,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this
Section 1.05 shall result in a greater number of Eurodollar Borrowings than is permitted under the last sentence of this Section 1.05. Borrower shall also have the option at the end of any Interest Period to continue all or a portion of any Eurodollar Loan for an additional Interest Period. Each such conversion or continuation shall be effected by Borrower giving Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each, a "Notice of Conversion") in the form of Exhibit C, appropriately completed to specify the Loans to be so converted or continued and, if to be converted into or continued as Eurodollar Loans, the Interest Period to be initially applicable thereto. Administrative Agent shall give each Lender prompt notice of any such proposed conversion or continuation affecting any of its Loans; provided that the failure of Administrative Agent to give any such notice shall not affect the rights or obligations of Borrower hereunder.

     (b) More than one conversion may occur on the same date, but at no time shall there be outstanding more than six Borrowings of Eurodollar Loans.

     1.06 Pro Rata Borrowings. The Borrowings hereunder shall be incurred from the Lenders pro rata on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

     1.07 Interest. (a) Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.05, at a rate per annum which shall be equal to the sum of 6.5% plus the Base Rate in effect from time to time.

     (b) Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan for each day of each Interest Period applicable thereto, at a rate per annum equal to the sum of 5.5% plus the Eurodollar Rate for such Interest Period.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest until paid in full at a rate per annum equal to 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time, with such interest to be payable on demand.

     (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), upon conversion, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) Upon each Interest Determination Date, Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify Borrower and the applicable Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     (f) All computations of interest hereunder shall be made in accordance with
Section 11.07(b).

     1.08 Interest Periods. At the time it gives any Notice of Conversion in respect of the conversion into any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), Borrower shall have the right to elect, by giving

Administrative Agent notice thereof, the interest period (each, an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of Borrower, be a one, two, three or six month period; provided that:

          (i) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing for such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (ii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) no Interest Period may be selected at any time when a Default or Event of Default is then in existence or which extends beyond the Maturity Date; and

          (v) until the earlier to occur of (x) the 30th day following the Funding Date or (y) the Syndication Date, no Interest Period shall be greater than one month, with any subsequent Interest Periods to begin on the last day of the prior one month Interest Period theretofore in effect.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.09 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of

         (x) any Change in Law since the date of this Agreement, such as, for example, but not limited to: (A) a change in Covered Taxes resulting from the payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder, but without duplication of any amounts payable in respect of Taxes pursuant to
         Section 2.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate, and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

                (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to Borrower and, except in the case of clause (i) above, to Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice by Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall at the option of Borrower (i) be deemed rescinded by Borrower or (ii) be deemed to constitute a Notice of Borrowing or Notice of Conversion to, as applicable, Base Rate Loans, (y) in the case of clause (ii) above, Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender reasonably in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, each Eurodollar Loan of the affected Lender(s) shall be converted to a Base Rate Loan either on the last day of the then current Interest Period or, if such Lender shall determine that it may not lawfully maintain and fund such Eurodollar Loan to such day, immediately. Each of Administrative Agent and each Lender agrees that if it gives notice to Borrower of any of the events described in clause (i) or
(iii) above, it shall promptly notify Borrower and, in the case of any such Lender, Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

             (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.09(a)(ii) or (iii), Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.09(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving Administrative Agent telephonic notice (confirmed in writing) on the same date that Borrower was noti-fied by the affected Lender pursuant to Section 1.09(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan; provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.09(b).

     (c) If at any time after the Funding Date, any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. Such Lender's reasonable good faith determination of compensation owing under this Section 1.09(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.09(c), will give prompt written notice thereof to Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish Borrower's obligations to pay additional amounts pursuant to this Section 1.09(c) upon the subsequent receipt of such notice.

     1.10 Compensation. Borrower shall compensate each Lender, upon its written request (which request shall set forth the reason for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated margin or profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a conversion from or into Eurodollar Loans does not occur on a date specified therefor in a Notice of Conversion (whether or not withdrawn by Borrower or deemed withdrawn pursuant to Section 1.09(a)); (ii) if any repayment (including any repayment made pursuant to Section 2.02 or as a result of an acceleration of the Loans pursuant to Section 7) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of (x) any other default by Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.09(b) or Section
1.12. Calculation of all amounts payable to a Lender under this Section 1.10 shall be made as though that Lender had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.10.

     1.11 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or (iii), Section 1.09(c) or Section 2.04 with respect to such Lender, it will, if requested by Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no significant economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.11 shall affect or postpone any of the obligations of Borrower or the right of any Lender provided in Sections 1.09 and 2.04.

     1.12 CCC Restrictions. If Borrower receives a notice from any applicable Gaming Authority that a Lender is not qualified to make Loans to Borrower or to hold the securities of a casino licensee under applicable Gaming Laws (and such Lender is notified by Borrower and the Lead Arranger in writing of such disqualification), Borrower shall have the right to replace such Lender with a Person that is an Eligible Transferee or prepay the Loans held by such Lender, even if a Default exists. Any such prepayment shall be deemed voluntary prepayment, as set forth in Section 2.01. Notice to such Lender shall be given ten (10) days before the required date of transfer or prepayment, as the case may be, and shall be accompanied by evidence demonstrating that such transfer or redemption is required pursuant to Gaming Laws. Upon receipt of a notice in accordance with the foregoing, the replaced Lender shall cooperate with Borrower in effectuating the required transfer or prepayment within the time period set forth in such notice, not to be less than the minimum notice period set forth in the foregoing sentence. Further, if the transfer or prepayment is triggered by notice from the Gaming Authority that the Lender is disqualified, commencing on the date the Gaming Authority serves the disqualification notice upon Borrower:
(i) such Lender shall no longer receive any interest on the Loans; (ii) such Lender shall no longer exercise, directly or through any trustee or nominee, any right conferred by the Loans; and (iii) such Lender shall not receive any remuneration in any form from Borrower for services or otherwise in respect of the Loans.

     SECTION 2. Prepayments; Payments; Taxes.

     2.01 Voluntary Prepayments. Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) Borrower shall give Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office
(x) at least one Business Day prior to the date that a prepayment of Base Rate Loans is to be made, prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific conversion or conversions pursuant to which made, which notice Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or, if less, the full amount of such outstanding Loans); provided that if any partial prepayment of Eurodollar Loans shall reduce the outstanding Eurodollar Loans to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this
Section 2.01 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by the amounts required under Section 1.10; and (iv) each prepayment in respect of any Loans pursuant to a Borrowing shall, except as set forth below, be applied pro rata among such Loans.

     2.02 Mandatory Repayments.

     (a) Final Maturity. Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date.

     (b) Asset Sales. In addition to any other mandatory repayments pursuant to this Section 2.02, on each date after the Funding Date upon which Borrower or any of its Subsidiaries receives proceeds from any sale of assets (other than Excluded Asset Sales), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 2.02(e); provided that such Net Sale Proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered a certificate to Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase replacement assets or to make improvements or additions to existing properties or new properties related to the Casino-Hotel no later than 180 days following the date of such sale of assets (which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that if all or any portion of such Net Cash Proceeds not required to be applied to the prepayment of outstanding Loans shall not be so reinvested in replacement assets within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment of principal of outstanding Term Loans as provided in this Section 2.02(b).

     (c) Takings or Casualties. In addition to any other mandatory repayments pursuant to this Section 2.02, within 10 days following each date after the Funding Date on which Borrower or any of its Subsidiaries receives any proceeds from a Total Taking or Casualty, an amount equal to 100% of the net proceeds of such Total Taking or Casualty (net of reasonable costs and taxes incurred in connection with such Total Taking or Casualty including any amounts paid by Borrower in connection with self-insurance payments or obligations but excluding proceeds of business interruption insurance) shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 2.02(e); provided that with respect to any Taking or Casualty that shall not constitute a Total Taking or Casualty, Borrower shall comply with the applicable provisions of the Credit Facility Mortgage.

     (d) Issuance of Equity or Indebtedness. In addition to any other mandatory repayments pursuant to this Section 2.02, on each date after the Funding Date upon which Borrower or any of its Subsidiaries receives any proceeds in cash or Temporary Cash Investments from any capital contribution or sale or issuance of its equity from any Person (other than Borrower or its Subsidiaries) or the issuance of any indebtedness (other than Permitted Indebtedness), an amount equal to 100% of the net proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal and other professional fees and expenses) of such capital contribution or sale or issuance of its equity or indebtedness shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 2.02(e).

     (e) Application of Payments. Each amount required to be applied to Loans pursuant to Sections 2.02(b), (c) and (d) shall be applied pro rata to each Lender. Any amount required to be applied to Loans pursuant to Sections 2.02(b), (c) and (d) shall be applied to repay the outstanding principal amount of Loans then outstanding. With respect to each repayment of Loans required by this Section 2.02, Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made; provided that (i) repayments of Eurodollar Loans pursuant to this Section 2.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; and (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such conversion to an amount less than $5,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Base Rate Loan. In the absence of a designation by Borrower as described in the preceding sentence, Administrative Agent shall, subject to the above, make such designation in its sole discretion.

     2.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     2.04 Net Payments. (a) Except as provided in this Section 2.04, all payments made by Borrower to each Lender or Administrative Agent under this Agreement or under any Note shall be made without setoff, counterclaim or other defense and free and clear of, and without deduction or withholding for, any Covered Taxes levied or imposed by any Governmental Authority with respect to such payments. In addition, Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees but not including any Excluded Taxes) that arise from the execution, delivery or registration of or otherwise with respect to (other than as to any payments, Taxes on which shall be governed by the preceding sentence) this Agreement, or any other document in connection with this Agreement or any Note (all such taxes, charges and levies are hereinafter referred to as, collectively, "Other Taxes").

     (b) If Borrower shall be required by law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder to any Lender or Administrative Agent, then except as provided in this Section 2.04, (i) the sum payable shall be increased as necessary so that after making all such required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.04) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) Borrower shall make such deductions and withholdings; and (iii) Borrower shall pay the full amountdeducted or withheld to the relevant taxing authority or other authority in accordance with applicable law. Within 30 days after the date of any payment by Borrower of Covered Taxes or Other Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Administrative Agent.

     (c) Borrower agrees to indemnify and hold harmless each Lender and each Agent for (i) the full amount of Covered Taxes (including any Covered Taxes imposed on amounts payable under this Section 2.04) which arise from any payment made under this Agreement or any Note and are paid by such Lender or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally asserted, and (ii) any Taxes paid or payable by such Lender or such Agent (the amount of which will be determined in good faith by such Lender or such Agent in its sole discretion, and will be binding on all parties to this Agreement unless manifestly unreasonable) which were levied or imposed by any Governmental Authority on any additional amounts paid by Borrower under this Section 2.04. A certificate as to the amount of any such required indemnification payment prepared with a reasonable basis by the Lender or such Agent shall be final, conclusive and binding for all purposes. Payment under this indemnification shall be made within 30 days after the date such Lender or such Agent makes written demand therefor by the delivery of such certificate.

     (d) If a Lender or Agent receives a refund or credit of Taxes paid by Borrower pursuant to subsection (b) or (c) of this Section 2.04, then such Lender or such Agent shall promptly repay Borrower such amount as the Lender or Administrative Agent determines will leave it, after such payment, in no better or worse financial position than if the Taxes giving rise to such refund or credit had never been imposed in the instance; provided, however, that if, due to any adjustment of such Taxes, such Lender or such Agent loses the benefit of all or any portion of such refund or credit, Borrower will indemnify and hold harmless such Lender or such Agent in accordance with this subsection; provided, further, however, that such Lender will determine the amount of any such refund or credit, and the amount of any lost benefit in respect thereof, in its sole discretion, and such determinations will be binding on all parties to this Agreement unless manifestly unreasonable. Nothing in this Section 2.04(d) shall require any Lender to disclose its Tax Returns to Borrower or any of its Subsidiaries.

     (e) If Borrower is required to pay additional amounts to any Lender or Administrative Agent on behalf of any Lender pursuant to this Section 2.04, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take other appropriate action so as to eliminate any such additional payment by Borrower which may thereafter accrue, if such change or other action in the reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

     (f) (i) Each Lender which is a U.S. Person (as defined in Section 7701(a)(30) of the Code) agrees that it shall, no later than the Funding Date (or, in the case of a Lender which becomes a party hereto after the Funding Date, the date upon which such Lender becomes a party hereto), deliver to Administrative Agent and to Borrower through Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form W-9 or any successor thereto, as appropriate.

     (ii) Each Lender which is not a U.S. Person (as defined in Section 7701(a)(30) of the Code) agrees that it shall, no later than the Funding Date (or, in the case of a Lender which becomes a party hereto after the Funding Date, the date upon which such Lender becomes a party hereto), deliver to Administrative Agent and to Borrower through Administrative Agent (x) two accurate and complete signed originals of Internal Revenue Service Form W-8ECI (certifying the Lender's status as beneficial owner and entitlement to exemption from withholding on the income as effectively connected with the conduct of a U.S. trade or business) or W-8BEN (certifying the Lender's status as beneficial owner and entitlement to the benefits, if any, of an income tax treaty) or any successor thereto, as appropriate, or (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN pursuant to clause (x) above, a certificate (any such certificate, a "Section 2.04(f) Certificate") and, in the case of either clause
(x) or (y), two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (certifying the Lender's status as beneficial owner).

     (iii) Each Lender shall, before or promptly after the occurrence of any event (including the passing of time) requiring a change in or renewal of the most recent Form W-9, Form W-8ECI, Form W-8BEN or Section 2.04(f) Certificate previously delivered by such Lender, deliver to Administrative Agent and to Borrower through Administrative Agent two accurate and complete original signed copies of Form W-9, Form W-8ECI, Form W-8BEN or a Section 2.04(f) Certificate, as the case may be, in replacement of the forms previously delivered by such Lender.

     (iv) Each Lender shall, unless unable to do so by virtue of a Change in Law occurring after the date such Lender becomes a party hereto, certify (to the extent it has not already done so in clause (i) or clause (ii)) (x) either (1) that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or (2) in the case of an assignee Lender that becomes a party hereto after the Funding Date, that it is subject to deduction or withholding of United States federal income taxes at a rate no greater than the rate applicable to the assignor Lender, and (y) that it is entitled to an exemption from United States backup withholding tax.

     (v) Notwithstanding the foregoing provisions of this subsection (f) or any other provision of this Section 2.04, following the date it becomes a party hereto, no Lender shall be required to deliver any form pursuant to this Section
2.04 if such Lender is not then legally able to do so as result of a Change in Law that occurs following the date it becomes a party hereto.

     (g) Borrower will not be required to pay any additional amount in respect of Taxes pursuant to this Section 2.04 to any Lender or to Administrative Agent with respect to any Lender if (i) the obligation to pay such additional amount would not have arisen but for a failure by such Lender to comply with its obligations under Section 2.04(f) or (ii) in the case of an assignee Lender, to the extent Borrower would not have been obligated to pay such additional amount to the assignor Lender, except to the extent the obligation to pay an excess additional amount to the assignee Lender resulted from a Change in Law occurring after the date the assignee Lender became a party hereto.

     SECTION 3. Conditions Precedent to Effective Date. The occurrence of the Effective Date pursuant to Section 11.10 is subject to the satisfaction of the following conditions:

     3.01 Execution of Agreement; Notes. On or prior to the Effective Date (i) this Agreement shall have been executed and delivered as provided in Section
11.10 and (ii) if requested by any Lender in writing, there shall have been delivered to Administrative Agent for the account of such Lender the appropriate Note executed by Borrower, in each case in the amount, maturity and as otherwise provided herein, which Note shall be held in escrow by counsel to Administrative Agent and dated and delivered to such Lender on the Funding Date.

     3.02 Opinions of Counsel. On the Effective Date, Administrative Agent shall have received from Graham Curtin & Sheridan and Sterns & Weinroth, in each case special counsel to Borrower, an opinion addressed to Administrative Agent and each of the Lenders and dated as of the Effective Date in form and substance reasonably acceptable to counsel to Administrative Agent, which opinion of Sterns & Weinroth shall be held in escrow by counsel to Administrative Agent and delivered to Administrative Agent on the Funding Date.

     3.03 Corporate Documents; Proceedings; etc. (a) On the Effective Date, Administrative Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of TCHI in the form of Exhibit D with the attachments described therein and (ii) a long form certificate as to the good standing for Borrower and TCHI.

     (b) All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to Administrative Agent and the Required Lenders, and Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

     3.04 Transactions, etc. (a) Administrative Agent shall have received satisfactory evidence that Borrower shall (x) on the Effective Date, deliver appropriate documentation, in form and substance satisfactory to the Administrative Agent, to the trustees under the Existing Senior Note Indenture in order to effectuate a redemption of the Existing Senior Notes and (y) on the Funding Date, use the proceeds of the Loans to pay or redeem the Existing Senior Notes and extinguish all intercompany indebtedness related thereto.

     (b) Administrative Agent shall have received satisfactory evidence that, after giving effect to the Credit Documents and the discharge of the Existing Senior Note Indentures and respective related agreements (together the "Transactions"), Borrower and its Subsidiaries shall have no outstanding Indebtedness or preferred stock other than (1) the Loans made on the Effective Date, (2) the Second Priority Notes, (3) the PIK Notes and (4) the Existing Indebtedness.

     3.05 Solvency Certificate; Insurance. On or before the Effective Date, Borrower shall cause to be delivered to Administrative Agent (i) a solvency certificate from the chief financial officer of Borrower in the form of Exhibit E hereto and (ii) certificates of insurance naming Administrative Agent as an additional insured and/or loss payee and otherwise complying with the requirements ofthe Credit Facility Mortgage Documents for the business and properties of Borrower and its Subsidiaries, in scope and form reasonably satisfactory to Administrative Agent.

     3.06 Officer's Certificate. On the Effective Date, Administrative Agent shall have received a certificate dated such date and signed by an appropriate officer of Borrower, confirming compliance with the conditions precedent set forth in this Section 3.

     3.07 Approvals. On or prior to the Effective Date, all necessary and material governmental (domestic and foreign (other than any Gaming Authority)) and third party approvals (including the Noteholder Representatives (as defined in the Partnership Agreement)) in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect and all applicable waiting periods shall have expired without any action being taken by any competent authority which materially restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of Loans.

     3.08 Credit Facility Mortgage Documents. On the Effective Date, Borrower shall have authorized, executed and delivered all documents, including, without limitation, the Credit Facility Mortgage and the Intercreditor Agreement, and, subject to the proviso of this Section 3.08, taken all actions necessary or appropriate as described on Schedule 3.08 to grant in favor of Administrative Agent a valid and perfected first priority (subject to Permitted Liens) security interest in the Collateral; provided that any documents to be filed or recorded in connection therewith shall be held in escrow by counsel to Administrative Agent and filed or recorded on the Funding Date.

     3.09 Adverse Change, etc. (a) At the Effective Date and after giving effect thereto, nothing shall have occurred since December 31, 2001 (and Administrative Agent shall have become aware of no facts, conditions or other information not previously available to them) which Administrative Agent reasonably believes could have a material adverse effect on: (i) the rights or remedies of Administrative Agent or the Lenders, (ii) the ability of Borrower to perform its obligations to Administrative Agent and the Lenders or (iii) the general affairs, management, business, properties, assets, condition (financial or otherwise), prospects or results of operations of Borrower, or Parent (the circumstances described in clauses (i), (ii) and (iii) as they apply to Borrower and its Subsidiaries being collectively referred to as a "Material Adverse Effect").

     (b) As of the Effective Date, there shall not have occurred since May 1, 2002 (i) a suspension in trading in securities generally on the New York or American Stock Exchange and the establishment of minimum or maximum prices on any such exchange; (ii) the declaration of a banking moratorium by New York or United States authorities; (iii) a material adverse change or material disruption in the financial, banking or capital markets generally (including, without limitation, the markets for loans or debt securities), which has had or could reasonably be expected to have a material adverse effect on the syndication of any portion of the credit facility or any refinancing thereof, as determined in the sole reasonable discretion of the Lead Arranger. In addition, Borrower shall have fully co-operated in the Lead Arranger's syndication efforts for the credit facilities provided for in this Agreement, including, without limitation, by promptly providing the Lead Arranger with all information reasonably deemed necessary by it to successfully complete the syndication.

     3.10 Litigation. On the Effective Date, no litigation by any entity (private or gov-ernmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection therewith, or which Administrative Agent shall reasonably believe could have a Material Adverse Effect.

     3.11 Financial Statements; Projections. On or prior to the Effective Date, Administrative Agentshall have received any financial statements, pro forma financial statements and/or projections that it may reasonably request.

     SECTION 4. Conditions Precedent to Funding Date. The occurrence of the funding of the Loans("Funding Date") is subject to the satisfaction of the following conditions:

     4.01 Payment of Fees. On the Funding Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement or the Fee Letter due to Administrative Agent or the Lenders (including, without limitation, reasonable legal fees and expenses), shall have been paid to the extent then due.

     4.02 Transactions, etc. Administrative Agent shall have received satisfactory evidence that Borrower shall, on the Funding Date, use the proceeds of the Loans to pay or redeem the Existing Senior Notes and all intercompany indebtedness related thereto shall have been extinguished.

     4.03 Minimum EBITDA. Administrative Agent shall have received satisfactory evidence that Borrower shall for the four quarter period ended on June 30, 2002, taken as one accounting period, have EBITDA of at least $51.0 million.

     4.04 Approvals. On or prior to the Funding Date, all necessary and material Gaming Authority approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect.

     4.05 Officer's Certificate. On the Funding Date, Administrative Agent shall have received a certificate dated such date and signed by an appropriate officer of Borrower, confirming compliance with the conditions precedent set forth in
Section 4.

     SECTION 5. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans as provided herein, Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes, and the making of the Loans on the Funding Date being deemed to constitute a representation and warranty that the matters specified in this
Section 5 are true and correct in all material respects on and as of the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

     5.01 Corporate Status. Borrower and each of its Subsidiaries (i) is a duly organized and validly existing limited partnership or other organization in good standing under the laws of the jurisdiction of its incorporation, (ii) has the organizational power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.02 Corporate Power and Authority. Borrower has the organizational power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has takenall necessary organizational action to authorize the execution, delivery andperformance by it of each of such Credit Documents. Borrower has duly executed and delivered each of the Credit Documents to which it is party, and, assuming due execution and delivery of each other party thereto, each of such Credit Documents constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or
(c) public policy considerations or court, administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment.

     5.03 No Violation. Neither the execution, delivery or performance by Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, in each case, to the extent such contravention could reasonably be expected to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Facility Mortgage Documents) upon any of the material properties or assets of Borrower or any of its Subsidiaries or Parent pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument (including, without limitation, the indentures and other related agreements in respect of the Second Priority Notes and the PIK Notes), to which Parent, Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, which conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, or (iii) will violate any provision of the organizational documents of Borrower or any of its Subsidiaries.

     5.04 Governmental Approvals. No consent, approval, authorization or order of any court or governmental agency or body, or third party, is required in connection with (i) the execution, delivery and performance of any Credit Documents or (ii) the legality, validity, binding effect or enforceability of any such Credit Document, except such as have been obtained. None of Borrower or its Subsidiaries is (i) in violation of its organizational documents, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all such consents, approvals, authorizations, licenses, qualifications, exemptions and orders (including, without limitation, pursuant to any statutes, laws, rules or regulations relating to gaming or wagering which are applicable to the businesses of Borrower or its Subsidiaries) which are required to be obtained by the Effective Date have been obtained and are in full force and effect and not the subject of any pending, or threatened, attack by appeal or direct proceeding or otherwise.

     5.05 Financial Statements; Financial Condition; Undisclosed Liabilities; etc. (a) The audited annual and unaudited interim financial statements (as to Borrower and as to its Subsidiaries on a combined basis) delivered to Administrative Agent present fairly in all material respects the financial condition of Borrower at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied and the financial statements as of and for the fiscal years have been audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants.

     (b) Since December 31, 2001, after giving effect to the Transactions, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

     (c) Immediately after the consummation of the Transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of Borrower and its Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of Borrower and its Subsidiaries (each on a consolidated basis) is, nor will any of them (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the Transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

     (d) Except as fully disclosed in the financial statements delivered to Administrative Agent, and except for the Indebtedness incurred under this Agreement and the Transactions, there were as of the Effective Date no liabilities or obligations with respect to Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Borrower and its Subsidiaries taken as a whole. As of the Effective Date, Borrower knows of no basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered to Administrative Agent which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.06 Litigation. There is not pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened any action, suit, proceeding, inquiry or investigation to which Borrower or any of its Subsidiaries is, or to which the property or assets of Borrower or any of its Subsidiaries are, subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to Borrower or any of its Subsidiaries, as the case may be, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              5.07 True and Complete Disclosure. To the best of Borrower's knowledge, no factual information (taken as a whole) furnished by Borrower in writing to Administrative Agent for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein contained, and no other such factual information (taken as a whole) hereafter furnished by Borrower in writing to Administrative Agent or any Lender will contain, any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              5.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used by Borrower solely to refinance the Existing Senior Notes and pay fees and expenses related thereto.

              (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U of the Board of Governors of the Federal Reserve System. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

              5.09 Tax Returns and Payments. Each of Borrower and its Subsidiaries has filed all necessary federal, state and foreign income and franchise Tax Returns, except where the failure to file such returns would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that any of Borrower and its Subsidiaries is contesting in good faith and for which any of them has provided adequate reserves, there is no tax deficiency that has been asserted against any of Borrower and its Subsidiaries that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

              5.10. Compliance with ERISA. None of Borrower or any of its Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any of them makes or ever has made a contribution and in which any employee of Borrower or any of its Subsidiaries is or has ever been a participant. With respect to such plans, each of Borrower and its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

              5.11 The Credit Facility Mortgage Documents and Properties. (a) The provisions of the Credit Facility Mortgage Documents are effective to create in favor of Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of Borrower in the Collateral described therein, as collateral security for the payment and performance of the Loans and the other Obligations, and the Credit Facility Mortgage Documents, upon the filing of Form UCC-1 financing statements or the appropriate equivalent or other methods of perfection and upon recording the applicable Credit Facility Mortgage Documents in the jurisdictions in which the real property covered by the applicable Credit Facility Mortgage is located, creates a fully (and to the extent required by the Credit Facility Mortgage Documents) perfected first lien on, and security interest in, all right, title and interest in all of the Collateral described therein, which security interest shall be subject to no other Liens other than Permitted Liens. The Credit Facility Mortgage Documents encumber that same collateral and have the same priority of security interest that was granted to the trustees under the Existing Senior Notes.

              (b) Borrower has good title to all real property owned by it (including, without limitation, the Trust Estate free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are created or permitted pursuant to the Credit Documents or (ii) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Borrower; and all of the leases and subleases material to the business of Borrower (including, without limitation, the portion of the Trust Estate subject to a leasehold mortgage), and under which Borrower holds properties, are in full force and effect, and Borrower has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Borrower under any of the leases or subleases mentioned above, or affecting or questioning the rights of Borrower to the continued possession of the leased or subleased premises under any such lease or sublease which claim if adversely determined would reasonably be expected to have a Material Adverse Effect.

              (c) No taking has been commenced or to the knowledge of Borrower is contemplated with respect to all or any portion of the Trust Estate or for the relocation of roadways providing access to the Premises. There are no actions, suits, claims, legal proceedings or other proceedings affecting any portion of the Trust Estate before any court or agency the adverse determination of which could reasonably be expected to have a Material Adverse Effect.

              (d) The Trust Estate has adequate rights of access to public ways and is served by all necessary utilitiy facilities except as could not reasonably be expected to have a Material Adverse Effect. To Borrower's knowledge, all public utilities necessary for the continued use and enjoyment of the Trust Estate as presently used and enjoyed are located in the public right-of-way abutting the premises or within easements serving the premises, and all such utilities are connected so as to serve the Trust Estate without passing over other property, (i) except for such easements or property of the utility company providing such utility service in each case or (ii) except as could not reasonably be expected to have a Material Adverse Effect. To Borrower's knowledge, all roads necessary for the full utilization of the Trust Estate for its current purpose have been completed and dedicated to public use and accepted by all applicable regulatory and governmental authorities or are the subject of leases or access easements for the benefit of the Trust Estate except as could not reasonably be expected to have a Material Adverse Effect.

              (e) There are no pending or to the knowledge of Borrower proposed special or other assessments for public improvements or otherwise affecting the Premises other than those that could not reasonably be expected to have a Material Adverse Effect, nor are there any contemplated improvements to any portion of the Trust Estate that may result in such special or other assessments other than those that could not reasonably be expected to have a Material Adverse Effect.

              (f) None of the buildings within the Trust Estate is located in a special flood hazard area as defined by the Federal Insurance Administration except as shown on the survey or could not reasonably be expected to have a Material Adverse Effect.

              (g) The Trust Estate is free of material structural defects and all material building systems contained therein are in good working order subject to ordinary wear and tear.

              (h) Except as disclosed in the survey delivered in connection with the title commitment, (i) no improvements on adjoining properties encroach upon any portion of the Trust Estate, (ii) no easements or other encumbrances upon the Trust Estate encroach upon any of the improvements, so as to affect the value or marketability of the Trust Estate except those insured against by title insurance, (iii) no improvements encroach upon a property line or easement, requiring removal and relocation of all or a portion of the improvements at the Premises, and (iv) all of the improvements comply with all requirements of any applicable zoning and subdivision laws and ordinances, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect.

              (i) Borrower has good title to all personal property owned by it, including, without limitation, all Collateral, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as created or permitted pursuant to the Credit Documents or such as would not, singly or in the aggregate, have a Material Adverse Effect.

              5.12 Representations and Warranties in Documents. All representations and warranties set forth in the other Credit Documents are true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and will be true and correct in all material respects on the Effective Date.

              5.13 Subsidiaries and Corporate Structure. On and as of the Effective Date, Borrower has no Subsidiaries other the subsidiaries listed on
Schedule 5.13, all of which are wholly-owned. In addition, Schedule 5.13 sets forth the corporate structure of Borrower and Parent.

              5.14 Compliance with Statutes, etc. Borrower and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              5.15 Investment Company Act. None of Borrower or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

              5.16 Public Utility Holding Company Act. None of Borrower or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              5.17 Environmental Matters. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each of Borrower and its Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws, (b) each of Borrower and its Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (c) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of any of Borrower and its Subsidiaries, threatened against any of Borrower and its Subsidiaries under any Environmental Law, (d) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any of Borrower and its Subsidiaries, (e) none of Borrower or any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (f) no property or facility of any of Borrower and its Subsidiaries is (i) listed or to the knowledge of Borrower proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

              5.18 Labor Relations. There is no strike, labor dispute, slowdown or work stoppage with the employees of Borrower or any of its Subsidiaries that is pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened.

              5.19 Patents, Licenses, Franchises and Formulas. Borrower and its Subsidiaries own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property, including, without limitation, the right to use the "Trump" name and the likeness of Donald J. Trump, in connection with Borrower and its Subsidiaries' gaming operations (collectively, "Intellectual Property") necessary to carry on the business now operated by them or proposed to be operated by them and none of Borrower or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of Borrower and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

              5.20 Indebtedness. Schedule 5.20 sets forth a true and complete list of all Indebtedness of Parent, Borrower and its Subsidiaries as of the Effective Date (other than the Second Priority Notes and the PIK Notes) and which is to remain outstanding after the Funding Date (the "Existing I debtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

              5.21 Transactions. On the Effective Date, (a) each of the Transactions contemplated to occur on the Effective Date shall have been consummated in all material respects in accor-dance with the terms of the respective documents and all applicable laws, (b) there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions or the performance by Borrower of its obligations under the respective Credit Documents and (c) all actions taken by Borrower pursuant to or in furtherance of the Transactions will have been taken in all material respects in compliance with the respective Credit Documents and all applicable laws. Prior to the Funding Date, all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transactions will have been obtained, given, filed or taken and will be in full force and effect (or effective judicial relief with respect thereto will have been obtained). On the Funding Date, the obligations under the Existing Senior Notes will have been discharged in full by deposit of such amounts as are required under the indentures in respect thereof with the trustees thereunder.

              SECTION 6. Affirmative Covenants. Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Loans, together with interest and all other obligations (other than indemnities described in Section 10.06 which are not then due and payable) incurred hereunder, are paid in full:

              6.01 Information Covenants. Borrower will furnish the following to each Lender:

              (a) Monthly Reports. Within 30 days after the end of each fiscal month of Borrower, any monthly financial reports delivered to any Gaming Authority.

              (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of operations, statements of changes in stockholders equity, and statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Borrower that they fairly present in all material respects the financial condition of Borrower and its Consolidated Subsidiaries taken as a whole as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

              (c) Annual Financial Statements. Within 95 days after the close of each fiscal year of Borrower, (i) the consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of operation and retained earnings/stockholders deficiency and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (except for the consolidating balance sheets and statements of operations) by an independent certified public accountants of recognized national standing reasonably accept-able to Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under Section 8 insofar as they relate to accounting matters or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussions and analysis of the important operational and financial developments during such fiscal year.

              (d) Management Letters. Promptly after the receipt thereof by Borrower or any of its Subsidiaries, a copy of any final "management letter" received by any of them from its certified public accountants and the management's responses thereto.

              (e) Budgets. No later than February 15, 2003, a budget in form consistent with past practices and in the form delivered to Administrative Agent on or prior to the Effective Date (including budgeted statements of operations and sources and uses of cash and balance sheets) prepared by Borrower for fiscal year 2003 prepared in reasonable detail, of Borrower and its Subsidiaries.

              (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a), (b) and (c), certificates of an Authorized Officer of Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action Borrower proposes to take with respect thereto.

              (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days, after an officer of Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default specifying the nature and extent thereof and what action Borrower proposes to take with respect thereto and (ii) any litigation or governmental investigation or proceeding (including, without limitation, ERISA matters) pending against Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to any material Indebtedness of Borrower and its Subsidiaries taken as a whole.

              (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto or send generally to analysts or holders of capital stock or other securities of Borrower or any of its Subsidiaries (in their capacities as such) including holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

              (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Borrower or its Subsidiaries as any Lender may reasonably request in writing.

              6.02 Credit Facility Mortgage Documents; Performance of Obligations. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to comply with the provisions of the Credit Facility Mortgage Documents. In addition, Borrower will, and will cause each of its Subsidiaries to, perform all of its other obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such nonperformances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              6.03 Corporate Existence and Franchises. (a) Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate or partnership existence, rights (charter and statutory) and their respective franchises; provided, however, that Borrower shall not be required to preserve any such right or franchise if Borrower's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof would not reasonably expected to result in a Material Adverse Effect.

              (b) Borrower shall keep itself fully licensed with all licenses required to operate such Person's business under applicable law, maintain such person's qualification to participate in the gaming industry in the manner in existence on the Effective Date, except to the extent that the loss or relinquishment of such qualification, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Borrower will promptly furnish or cause to be furnished to the Administrative Agent copies of all reports and correspondence it or any Subsidiary sends or receives relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this paragraph. To the extent required by applicable Gaming Laws, Borrower shall file with the applicable Gaming Authorities (i) executed copies of the Credit Documents within five business days of the Effective Date and (ii) a list of the names and interests held by the Lenders hereunder promptly after the Effective Date.

              6.04 Payment of Taxes and Other Claims. Borrower will, and will cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before any fine, penalty, interest or cost may be added for nonpayment, (a) all taxes, assessments and governmental charges levied or imposed upon Borrower or any of its Subsidiaries or upon the income, profits or property of Borrower or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of Borrower or any of its Subsidiaries and shall otherwise comply with the Credit Facility Mortgage Documents; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of Borrower) are being maintained in accordance with GAAP consistently applied.

              6.05 Maintenance of Properties. Borrower will, and will cause its Subsidiaries to, cause all properties owned by Borrower or any of its Subsidiaries or used or held for use in the conduct of Borrower's business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (excepting reasonable wear and tear) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, better-ments and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing or allowing the discontinuance of the maintenance of any of such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of their respective businesses or the business of any of its Subsidiaries and would not reasonably expected to result in a Material Adverse Effect. Nothing in this
Section 6.05 shall diminish the obligations of Borrower with respect to the Collateral as set forth in the Credit Facility Mortgage Documents.

              SECTION 7. Negative Covenants. Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Loans, together with interest and all other Obligations (other than any indemnities described in Section 11.13 which are not then due and payable) incurred hereunder, are paid in full:

              7.01 Consolidation, Merger, Conveyance, Transfer or Lease. Borrower shall not, without the consent of Administrative Agent and the Required Lenders, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any other Person or group of affiliated Persons or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the assets of Borrower and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons.

              7.02 Limitation on Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness (including any Acquired Indebtedness, but excluding Permitted Indebtedness) unless, in the case of Indebtedness of Borrower and Acquired Indebtedness,

              (a) Borrower's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period (and after giving pro forma effect to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred and the application of such proceeds occurred at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by Borrower or the Subsidiaries since the first day of such four-quarter period as if such Indebtedness were incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by Borrower or the Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period), would have been at least equal to a ratio of 1.75 to 1;

              (b) except in the case of Permitted Indebtedness, Acquired Indebtedness or Pari Passu Indebtedness, such Indebtedness created, incurred, assumed or guaranteed pursuant to this Section 7.02 has an Average Life to Stated Maturity that exceeds the remaining Average Life to Stated Maturity of the Notes and (ii) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and

              (c) if such Indebtedness created, incurred, assumed or guaranteed pursuant to this Section is Pari Passu Indebtedness which is not Permitted Indebtedness or Acquired Indebtedness, such Indebtedness shall have (i) an Average Life to Stated Maturity no shorter than the remaining Average Life to Stated Maturity of the Notes and (ii) a Stated Maturity for its final scheduled principal payment that is not earlier than the Stated Maturity for the final scheduled principal payment of the Notes.

              7.03 Limitation on Liens. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Liens upon any of its assets, except for the Liens of the Credit Facility Mortgage Documents and Permitted Liens.

              7.04 Limitation on Restricted Payments. (a) Borrower will not, and will not permit any Subsidiary to, directly or indirectly:

              (i) declare or make any distribution on Borrower's Equity Interests (other than distributions payable in Borrower's Qualified Equity Interests or in options, warrants or other rights to purchase such Qualified Equity Interests);

              (ii) purchase, redeem or otherwise acquire or retire for value any such Equity Interests, or any options, warrants or other rights to acquire such Equity Interests;

              (iii) make any principal payment on or redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled principal payment or maturity, any Pari Passu Indebtedness (other than Permitted Indebtedness) or Subordinated Indebtedness of Borrower; or

              (iv) incur, create, assume or suffer to exist any guarantee (other than guarantees existing on the date of this Credit Agreement and any renewals, extensions, substitutions, refinancings or replacements of such guarantees) of Indebtedness of any Affiliate of Borrower;

(the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments").

              (b) Notwithstanding the foregoing, and so long as there is no Default or Event of Default continuing, the foregoing provisions will not prohibit:

              (i) payments made pursuant to the terms of the Services Agreement or the Administrative Services Agreement, in each case as in effect on the date hereof;

              (ii) the redemption of any Equity Interest of Borrower or Indebtedness of Borrower, if (A) the holder thereof delivers an opinion of counsel to Administrative Agent that failure to so redeem would subject the holder thereof to an adverse action by a Gaming Authority (or, if applicable, a failure to act by a Gaming Authority that is adverse to the holder) and (B) the Board of Directors of Borrower determines (as evidenced by a Board Resolution delivered to the Agent) that such adverse action (or, if applicable, such failure to act) would be likely to have a material adverse effect on such holder;

              (iii) (A) distributions or intercompany loans to Funding by Borrower to pay interest in cash on the Outstanding Amount of Second Priority Notes in accordance with the terms thereof, (B) distributions or intercompany loans to Funding by Borrower to pay interest in cash on the Outstanding Amount of PIK Notes in accordance with the terms thereof, provided that the condition described in clause (a) in Section 7.02 is at that time satisfied and (C) distributions or intercompany loans to Funding by Borrower to pay any tax liability of Funding resulting from any distribution or intercompany loan made in compliance with (A) or (B) above; or

              (iv) distributions or intercompany loans by Borrower, pursuant to the Partnership Agreement as in effect on the date of this Agreement, to pay (a) reasonable general and administrative expenses, including directors' fees and premiums for directors' and officers' liability insurance of any corporate partners and (b) to make indemnification payments as required by the Certificate of Incorporation of TCHI or Funding, in each case as in effect on the date hereof, or the Partnership Agreement as in effect on the date hereof; and (c) to make distributions by Borrower, pursuant to the Partnership Agreement, to Partners in amounts in respect of any tax year of Borrower which do not exceed the Partners' tax liability in respect of Borrower's income for such year computed as if the Partners were each taxpayers, deriving items of income, gain, loss or deduction only from Borrower for such year and by applying the sum of the higher of (x) the highest federal income tax rate imposed on individuals for such year or (y) the highest federal income tax rate imposed on corporations for such year, plus (z) in either case, eight percent (8%) as the rate applicable to such year's results.

              7.05 Limitation on Leases. Borrower will not, and will not permit any of its Subsidiaries to, lease as tenant or subtenant real or personal property (except Permitted Leases), unless Borrower's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period (and after giving pro forma effect to any such lease as if such lease was entered into at the beginning of such four-quarter period and any events set forth in clauses (a)(ii) and (a)(iii) of Section 7.02 hereof), would have been at least equal to a ratio of 1.75 to 1. In giving effect to the lease as of such four full fiscal quarters, it will be assumed that the rent for such prior four fiscal quarters was the greater of the (i) average rent over the term of such lease and (ii) rent payable for the first four fiscal quarters.

              7.06 Limitation on Preferred Stock of Subsidiaries and Subsidiary Distributions.

              (a) Borrower will not permit any of its Subsidiaries to, directly or indirectly, issue or sell any Preferred Stock (except to Borrower or a Wholly-owned Subsidiary thereof).

              (b) Borrower will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on the Equity Interests of such Subsidiary or to the holders of such Subsidiary's Equity Interests (other than dividends or distributions payable in Equity Interests of such Subsidiary) or (ii) purchase, redeem or otherwise acquire or retire for value any such Equity Interests; provided that this covenant shall not prevent the payment by any Subsidiary of dividends or other distributions to Borrower or a Wholly-owned Subsidiary or the redemption or repurchase by any Subsidiary of any of its Equity Interests owned by Borrower or a Wholly-owned Subsidiary.

              7.07 Limitation on Payment Restrictions Affecting Subsidiaries. Except as otherwise provided herein, Borrower will not, nor will any of its Subsidiaries be permitted to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Borrower or such Subsidiary to (a) pay dividends or make any other distributions on Borrower's Equity Interests or such Subsidiary's Equity Interests or pay any Indebtedness owed to Borrower or any other Subsidiary, (b) make any loans or advances to Borrower or any other Subsidiary or (c) transfer any of its property or assets to Borrower or any other Wholly-owned Subsidiary, except (i) any restrictions, with respect to a Subsidiary that is not a Subsidiary on the date of this Agreement, in existence at the time such Person becomes a Subsidiary of Borrower (but not created in contemplation of such Person becoming a Subsidiary), (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, (iii) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Agreement, and (iv) any restrictions existing under any agreement which refinances or replaces the agreements containing the restrictions in clauses (i), (ii) and (iii), provided that the terms and conditions of any such agreement are no less favorable to the Lenders than those under or pursuant to the agreement evidencing the Indebtedness refinanced.

              7.08 Limitations on Transactions with Affiliates. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Borrower (other than a Wholly-owned Subsidiary) unless (a) such transaction or series of related transactions is on terms that are no less favorable to Borrower or such Subsidiary, as the case may be, than would be available at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party and with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $5,000,000, such transaction or series of related transactions is approved by the Required Lenders and (b) Borrower delivers an Officers' Certificate to Administrative Agent certifying that such transaction or transactions comply with clause (a) above. The foregoing restriction will not apply to (1) the operations under the Services Agreement or the Administrative Services Agreement, in each case as in effect on the date of this Agreement, (2) the payment of compensation to the senior executive officers of Borrower (excluding Donald J. Trump) which has been approved by the Required Lenders, (3) the payment of an annual bonus to Donald
J. Trump which has been approved by the Required Lenders, (4) the payment of director fees (other than to Donald J. Trump) not in excess of those in effect as of the date of this Agreement, (5) payments made pursuant to the Partnership Agreement as in effect on the date of this Agreement, and (6) Restricted Payments otherwise permitted pursuant to the provisions of Section 7.04.

              7.09 Restrictions on Transfer of Assets. Borrower will not sell, convey, transfer, lease or otherwise dispose of its assets or property to any of its Subsidiaries.

              7.10 Limitation on Activities and Investments. (a) Neither Borrower nor any of its Subsidiaries will engage in any business or investment activities other than those necessary or appropriate for, incident to, in connection with or arising out of developing, financing, owning and operating the Casino-Hotel.

              (b) Borrower will not establish, create or acquire any additional Subsidiaries without the prior written consent of the Administrative Agent.

              (c) Borrower will not, and will not permit any Subsidiary to make any investment other than a Permitted Investment.

              (d) Funding will not conduct any business (including having any Subsidiary) whatsoever, other than to comply with its obligations under this Agreement, the Credit Facility Mortgage Documents, the Second Priority Note Indenture, the Second Priority Notes, the PIK Note Indenture and the PIK Notes.

              (e) Funding will not incur or otherwise become liable for any Indebtedness (other than (x) the Second Priority Notes and any renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with this Agreement and the Second Priority Note Indenture, (y) the PIK Notes, including any PIK Notes issued as payment of interest, and any renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with this Agreement and the PIK Note Indenture, and (z) any intercompany loan from Borrower permitted to be made by Borrower in accordance with this Agreement) nor issue any Preferred Stock.

              7.11 Restriction on Payment of Services Fee. Borrower will not, and will not permit its Subsidiaries to, pay any Services Fee under the Services Agreement or pay or reimburse any expenses relating thereto if a Default or Event of Default has occurred and is continuing. The terms of the Services Agreement cannot be amended to increase the amounts to be paid thereunder in the aggregate or on any particular date, or in any other manner which would be adverse to Borrower, and Borrower will not, and will not permit its Subsidiaries to, enter into any management or consulting agreement with any Affiliate relating to the Casino-Hotel other than the Services Agreement or the Administrative Services Agreement.

              7.12 Second Priority Notes and PIK Notes. Notwithstanding anything to the contrary contained in this Agreement, without the consent of the Required Lenders by act of such Required Lenders delivered to Borrower, Borrower shall not, directly or indirectly, effect (i) any amendment or supplement to the Second Priority Note Indenture or the PIK Note Indenture which would reasonably be expected to have an adverse effect on the Lenders or (ii) any redemption of the Second Priority Notes or the PIK Notes (including, without limitation, any open market purchases or purchases made pursuant to a tender offer).

              7.13 Minimum EBITDA. Borrower and its Subsidiaries will not permit EBITDA for any four fiscal quarter period, in each case taken as one accounting period, ended on the last day of March, June, September and December of each year of Borrower to be less than $51.0 million.

              7.14 Capital Expenditures. (a) Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any four fiscal quarter period, in each case taken as one accounting period, ended on the last day of March, June, September and December of each year, Borrower and its Subsidiaries may make Capital Expenditures so long as, in any such four quarter period, the aggregate amount of such Capital Expenditures made under this Section 7.14(a) does not exceed the sum of (i) $12.5 million plus (ii) the amount by which EBITDA for the immediately preceding fiscal quarter exceeds $14.5 million (the "Earned Capex Amount") plus (iii) any unused Earned Capex Amount.

              (b) In addition to the Capital Expenditures permitted pursuant to the preceding paragraph (a), Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures consisting of the reinvestment of Net Cash Proceeds of asset sales not required to be applied to prepay the Loans pursuant to Section 2.02(b) and (ii) the reinvestment of proceeds of a Taking or Casualty not required to be applied to prepay the Loans pursuant to Section 2.02(c).

              SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

              8.01 Payments. Borrower shall default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any principal or interest of any Loan or any Note or fees or any other amounts owing hereunder or under the Credit Facility Mortgage Documents; or

              8.02 Representations, etc. Any representation, warranty or statement made by Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

              8.03 Covenants. Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.01(g) or Section 7 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to Borrower by Administrative Agent or any Lender; or

              8.04   Default Under Other Agreements.

              (a) Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of Borrower or its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 8.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $10,000,000; or

              (b) An "Event of Default" under the Credit Facility Mortgage, the PIK Note Indenture or the Second Priority Note Indenture, shall have occurred and is continuing; or

              8.05 Bankruptcy, etc. Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or any of its Subsidiaries, or Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to Borrower or any of its Subsidiaries, or there is commenced against Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; provided, however, that Borrower hereby agrees that during the period from the Effective Date and thereafter for so long as this Agreement is in effect, if a voluntary or involuntary petition is filed commencing a proceeding under any Chapter of the Bankruptcy Code relating to Borrower or any of its Subsidiaries (such entity or entities, individually and/or collectively referred to for the purpose of this Section 8.05 as the "Debtor") the Debtor will discuss and cooperate with the Lenders in good faith to permit the Lenders to provide debtor-in-possession financing on terms and conditions mutually agreeable to the parties ("Mutually Agreeable DIP Financing"), and the Debtor will petition the applicable bankruptcy court (i) to request that the Lenders be authorized (if the Lenders consent and agree) to provide Mutually Agreeable DIP Financing and senior priming liens to the Debtor pursuant to, without limitation, Bankruptcy Code ss. 364, 11 U.S.C.(S)364 and (ii) for the Loans to be refinanced as part of the proposed Mutually Agreeable DIP Financing. If after such discussion and cooperation in good faith, Borrower and the Lenders do not agree to a Mutually Agreeable DIP Financing, the Lenders shall subsequently have the right of first refusal to provide debtor-in-possession financing and senior priming liens to the Debtor pursuant to, without limitation, Bankruptcy Code(S)364, 11 U.S.C. (S) 364, on the same terms and conditions as may be offered by any other third-party lender (and the Debtor shall so petition the bankruptcy court to request that the Lenders be approved to provide such debtor-in-possession financing if they exercise their right of first refusal); or

              8.06 ERISA. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

              8.07 Credit Facility Mortgage Documents. At any time after the execution and delivery thereof, any of the Credit Facility Mortgage Documents shall cease to be in full force and effect, or shall cease in any material respect to give Administrative Agent for the benefit of the Lenders the Liens, rights, powers and privileges purported to be created thereby, in favor of Administrative Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as permitted pursuant to this Agreement or the Credit Facility Mortgage Documents, or Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Credit Facility Mortgage Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Credit Facility Mortgage Document; or

              8.08 Judgments. One or more judgments or decrees shall be entered against Borrower or any of its Subsidiaries involving in the aggregate for Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $10,00,000; or

              8.09 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Administrative Agent may, and upon the written request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of any Administrative Agent, any Lender or the holder of any Note to enforce its claims against Borrower (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to Borrower, the result which would occur upon the giving of written notice by Administrative Agent to Borrower as specified in clause (i) below shall occur automatically without the giving of any such notice and Administrative Agent may exercise the rights specified in clause (ii) below without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; (ii) enforce, as Administrative Agent, any or all of the Liens, security interests and rights created pursuant to the Credit Facility Mortgage Documents; and (iii) apply any cash collateral held by Administrative Agent.

              SECTION 9. Definitions and Accounting Terms.

              9.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

              "Adjusted Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of Borrower and its Consolidated Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Borrower and its Consolidated Subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

              "Adjusted Consolidated Net Income (Loss)" means, for any period, the Consolidated net income (or loss) of Borrower and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (loss), by excluding (a) all extraordinary gains or losses (less all fees and expenses relating thereto), (b) the portion of net income (or loss) of Borrower and its Consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by Borrower or one of its Consolidated Subsidiaries, (c) net income (or loss) of any Person combined with Borrower or any of the Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (e) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (f) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders.

              "Administrative Agent" means Deutsche Bank Trust Company Americas, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

              "Administrative Services Agreement" means the Second Amended and Restated Casino Services Agreement dated January 1, 1998 by and among Trump Taj Mahal Associates, Trump Plaza Associates, Trump Indiana, Inc. and Borrower relating to the provision of managerial , financial, accounting, purchasing, legal and other services.

              "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interest or any officer or director of any such Person or other Person or with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Agreement" means this Credit Agreement, as modified, supplemented or amended from time to time.

              "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement substantially in the form of Exhibit F hereto (appropriately completed).

              "Assignment of Leases and Rents and Assignment of Operating Assets" means one or more Assignments of Leases and Rents and Assignment of Operating Assets dated as of the date hereof substantially in the form of Exhibit G.

              "Authorized Officer" of Borrower means any of the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer or the Controller of Borrower or any other officer of Borrower which is designated in writing to Administrative Agent by any of the foregoing officers of Borrower as being authorized to give such notices under this Agreement.

              "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

              "Bankruptcy Code" has the meaning provided in Section 8.05.

              "Base Rate" at any time means the higher of (y) the Prime Lending Rate and (z) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

              "Base Rate Loan" means each Loan designated or deemed designated as such by Borrower at the time of the incurrence thereof or conversion thereto.

              "Board of Directors" means the board of partner representatives of Borrower, or any duly authorized committee of such board.

              "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Borrower to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to Administrative Agent.

              "Borrower" has the meaning provided in the first paragraph of this Agreement.

              "Borrowing" means the borrowing from all the Lenders having Commitments hereunder on the Funding Date (or resulting from a conversion or conversions thereafter) having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.09(b) shall be considered part of the related Borrowing of Eurodollar Loans.

              "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

              "Capital Expenditures" means, with respect to any Person, all expenditures by such Person which should be added to the fixed assets account on the consolidated balance sheet of such Person in accordance with GAAP.

              "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

              "Casino-Hotel" means the casino and hotel complex currently known as the "Trump Marina Hotel Casino" in Atlantic City, New Jersey and ancillary structures, marina and other facilities and all furniture, fixtures and equipment at any time contained therein, in each case owned by or leased to Borrower and covered by the Liens of the Credit Facility Mortgage Documents.

              "Casualty" means any act or occurrence of any kind or nature which results in damage, loss or destruction to any buildings or improvements on the Premises and/or Tangible Personal Property (as such term is defined in the Credit Facility Mortgage).

              "CCC" means the New Jersey Casino Control Commission or any successor entity thereto.

              "CERCLA" has the meaning provided in Section 5.17.

              "Change in Law" means the enactment of any law or governmental rule, regulation or order, or any change in law or governmental rule, regulation and order, or the interpretation or administration thereof.

              "Change of Control" means an event as a result of which (a) the Permitted Holder does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Trump's Castle Hotel & Casino, Inc. and the Board of Partner Representatives of Borrower or to control the management of Borrower; or (b) Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution; provided, however, that a Change of Control shall not be deemed to occur as a result of one or more Public Offerings so long as (i) the Permitted Holder continues to own beneficially 20% or more of the voting equity securities of the entity which conducted the Public Offering and (ii) no other holder beneficially owns a greater percentage of voting securities of such entity than the Permitted Holder.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Credit Facility Mortgage Documents. Notwithstanding anything to the contrary in any Credit Document, no property or assets shall be included in the Collateral other than the property and assets as to which Liens were granted to the trustees under the Existing Senior Note Indentures and the Existing Senior Notes.

              "Commitment" means, for each Lender, the amount set forth opposite such Lender's name in Annex I hereto.

              "Consolidated Fixed Charge Coverage Ratio" means for any period the ratio of (a) the sum of Adjusted Consolidated Net Income, Adjusted Consolidated Interest Expense and Consolidated Income Tax Expense, plus, without duplication, all depreciation, amortization and all other non-cash charges (excluding any such non-cash charges constituting an extraordinary item of loss or any non-cash charge which requires an accrual of or a reserve for cash charges for any future period) in each case, for such period, of Borrower and its Consolidated Subsidiaries on a Consolidated basis, all determined in accordance with GAAP consistently applied, to (b) Adjusted Consolidated Interest Expense for such period.

              "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of Borrower and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied.

              "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

              "Covered Taxes" means any and all Taxes, other than Excluded
Taxes.

              "CRDA" means the Casino Reinvestment Development Authority or any successor entity thereto.

              "Credit Documents" means (i) this Agreement, (ii) each Note, (iii) each Credit Facility Mortgage Document and (iv) each other document or certificate delivered to Administrative Agent and/or any Lender in connection herewith or therewith evidencing or governing the Obligations or delivered in connection herewith or therewith.

              "Credit Facility Mortgage Documents" means (i) the Credit Facility Mortgages, (ii) the Intercreditor Agreement, (iii) the Assignment of Leases and Rents and the Assignment of Operating Assets and (iv) any other security document to which Borrower is a party which is executed and delivered pursuant to or in connection with the foregoing documents, as each may be amended, unsecured, extended, substituted, refinanced, replaced, extended or otherwise modified from time to time in accordance with the provisions of this Agreement and the Credit Facility Mortgage Documents.

              "Credit Facility Mortgages" means one or more mortgages dated as of the date hereof or entered into thereafter substantially in the form of Exhibit H.

              "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

              "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

              "Earned Capex Amount" has the meaning provided in Section 7.14.

              "EBITDA" means, for the relevant accounting period, an amount equal to the sum of (i) the net income (or loss) of Borrower for such period determined in accordance with GAAP, consistently applied, excluding any extraordinary, unusual or non-recurring gains (including without limitation those gains arising from dispositions of assets or from the purchase, redemption or discharge of any indebtedness), and excluding any extraordinary, unusual or non-recurring losses arising from (A) transactions or events approved by the Required Lenders (so long as such approval includes an explicit finding that any such losses arising from such transaction or event are to be so excluded pursuant to this clause (A)) or (B) the purchase, redemption or discharge of any indebtedness in respect of the Second Priority Notes or PIK Notes, plus (ii) all amounts deducted in computing such net income (or loss) in respect of interest (including the imputed interest portions of rentals under capitalized leases), depreciation, amortization and taxes based upon or measured by income, plus
(iii) other non-cash charges arising from market value adjustments and adjustments pertaining to contributions of deposits, in respect of CRDA bonds.

              "Eligible Transferee" means and include a Person that is (A) a commercial bank, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act) and (B) (i) a retirement fund administered by a public agency for the exclusive benefit of federal, state, or local public employees; (ii) an investment company registered under the Investment Company Act of 1940 (15 U.S.C.(S)80a-1 et seq.); (iii) a collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; (vi) a closed end investment trust; (v) a chartered or licensed life insurance company or property and casualty insurance company; (vii) a banking and other chartered or licensed lending institution;
(viii) an investment adviser registered under the Investment Advisers Act of 1940 (15 U.S.C.(S)80b-1 et seq.); or (ix) such other persons as the CCC may determine for reasons consistent with the policies of the Casino Control Act, P.L. 1977, c. 110 (C. 5:12-1 et seq.); provided that none of Borrower or any of its Subsidiaries shall be an Eligible Transferee.

              "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

              "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) of such Person in equity, whether capital stock or otherwise.

              "ERISA" has the meaning provided in Section 4.10.

              "ERISA Entity" means any member of an ERISA Group.

              "ERISA Event" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any Pension Plan;
(f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan;
(g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to Borrower or any of its Subsidiaries.

              "ERISA Group" means Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

              "Eurodollar Borrowing" means each Borrowing of Eurodollar Loans.

              "Eurodollar Loan" means each Loan designated as such by Borrower at the time of the incurrence thereof or conversion thereto.

              "Eurodollar Rate" means with respect a Eurodollar Loan (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

              "Event of Default" has the meaning provided in Section 8.

              "Excluded Asset Sales" means (i) sales or transfers of inventory or equipment in the ordinary course of business (including, without limitation, sales or transfers of inventory, equipment or fixtures to Subsidiaries), (ii) the sale or other disposition of obsolete equipment, inventory or fixtures, and
(iii) the sale of overdue receivables or liquidation or sale of Temporary Cash Investments in the ordinary course of business.

              "Excluded Taxes" means Taxes (including income or franchise
Taxes) imposed upon or determined by reference to any Lender's net income or net profits but only to the extent such Taxes are imposed:

              (i) by the United States of America (or any State or local jurisdiction or any agency thereof), including, without limitation, branch profits Taxes;

              (ii) by any jurisdiction in which an applicable Lender is organized or has its principal office or applicable lending office; or

              (iii) by any other jurisdiction as a result of a connection between an applicable Lender (or such lending office or branch thereof), other than a connection arising solely from Administrative Agent or Lender (or lending office or branch thereof) having executed, delivered or performed its obligations under or received a payment under or enforced this Agreement.

              "Existing Indebtedness" has the meaning provided in Section 5.20.

              "Existing Senior Note Indentures" means, collectively, the indentures governing the Funding Notes and the TCHI Notes.

              "Existing Senior Notes" means, collectively, the Funding Notes and the TCHI Notes.

              "fair market value" means, with respect to any property, a price (after taking into account any liabilities relating to such property), as determined by Borrower or such other Person in good faith, that is within a reasonable range of prices which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

              "Fee Letter" means the Fee Letter, dated June 12, 2002, among Borrower and the Administrative Agent.

              "Federal Funds Rate" means for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent.

              "FF&E Financing Agreement" means an agreement which creates a Lien upon any after-acquired Tangible Personal Property (as defined in the Credit Facility Mortgages) and/or other items constituting Operating Assets (as defined in the Credit Facility Mortgages) which are financed, purchased or leased by Borrower.

              "Funding" means Trump's Castle Funding, Inc., a corporation incorporated under the laws of the State of New Jersey.

              "Funding Date" has the meaning provided in Section 4.

              "Funding Notes" means the 10 1/4% Senior Secured Notes due 2003 issued in an original principal amount of $62,000,000 evidencing indebtedness of Funding and Borrower.

              "GAAP" means "Generally Accepted Accounting Principles" as such term is defined in the Second Priority Note Indenture.

              "Gaming Authority" means the CCC, the NJDGE or any other governmental agency which regulates gaming in a jurisdiction in which Borrower conducts gaming activities.

              "Gaming Law" means any statute or law relating to gaming or gaming activities and any administrative rules or regulations promulgated thereunder.

              "Governmental Authority" means any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of "Indebtedness" contained in this section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (e) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business; provided further, that the obligations of Borrower pursuant to the Services Agreement or the Administrative Services Agreement, in each case as in effect on the date of this Agreement shall not be deemed to be Guaranteed Debt of Borrower.

              "Hazardous Materials" means (a) any petroleum or petroleum products or constituents thereof, radioactive materials, asbestos that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 ppm, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

              "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or an Affiliate of such Person of the Equity Interests or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or an Affiliate of such Person was a party, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business, (e) all obligations under interest rate contracts of such Person, (f) all Capital Lease Obligations of such Person,
(g) all Indebtedness referred to in clauses (a) through (f) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(h) all Guaranteed Debt of such Person, (i) all Redeemable Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Equity Interests as if such Redeemable Equity Interest were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Equity Interest, such fair market value to be determined in good faith by the Board of Directors (or managing general partner of Borrower).

                  "Interest Determination Date" means, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" has the meaning provided in Section 1.08.

                  "Intercreditor Agreement" means the Intercreditor Agreement of even date herewith among Borrower, Funding, Administrative Agent, the trustee under the Second Priority Note Indenture, and the trustee under the PIK Note Indenture.

                  "Investments" means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or other acquisition by such Person of any Equity Interest, bonds, notes, debentures or other securities or assets issued or owned by, any other Person.

                  "Legal Requirements" has the meaning set forth in Section 1.1 of the Credit Facility Mortgage.

                  "Lender" means each financial institution listed on Annex I, as well as any Person which becomes a "Lender" hereunder pursuant to 11.04(b).

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Loan" has the meaning provided in Section 1.01.

                  "Margin Stock" has the meaning provided in Regulation U.

                  "Marina Lease" means the lease agreement made September 1, 1990 between the State of New Jersey, as landlord, and Borrower, as tenant, as amended, respecting property known as the Senator Frank S. Farley State Marina, Atlantic City, New Jersey, being designated as a portion of Block B-4, Lot 11 on the tax map of the City of Atlantic City, Atlantic County, New Jersey, together with all amendments, restatements, extensions and renewals thereof.

                  "Material Adverse Effect" has the meaning provided in Section 3.09.

                  "Maturity Date" means November 1, 2003.

                  "Multiemployer Plan" means a multiemployer plan within the meaning of Section

4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or (iii) with respect to which Borrower or a Subsidiary could incur liability.

                  "Net Cash Proceeds" of an issuance means the cash proceeds of such issuance, net of attorney's fees, accountant's fees, brokerage, consultant, underwriting and other fees and expenses actually incurred in connection with such issuance, sale, conversion or exchange and net of taxes paid or payable as a result thereof.

                  "NJDGE" means the New Jersey Division of Gaming Enforcement or any successor entity thereto.

                  "Note" has the meaning provided in Section 1.04(a).

                  "Notice of Borrowing" has the meaning provided in Section
1.02.

                  "Notice of Conversion" has the meaning provided in Section
1.05.

                  "Notice Office" means the office of Administrative Agent located at 31 West 52nd Street, New York, New York 10019, Attention: Deal Administration, or such other office as Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" means the obligations of Borrower and any other obligor under this Agreement or under the Notes, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Agreement, the Notes and the performance of all other obligations to Administrative Agent and the Lenders under this Agreement, the Notes and the Credit Facility Mortgage Documents, according to the terms thereof.

                  "Officer's Certificate" means a certificate signed by an officer of Borrower or by an officer of TCHI and delivered to Administrative Agent.

                  "Other Taxes" has the meaning set forth in Section 2.04(a).

                  "Outstanding Amount" means the principal amount outstanding of any Indebtedness at any time, unless such Indebtedness was issued at a discount, in which case the "Outstanding Amount" of such Indebtedness means the original issue price of such Indebtedness plus the accretion to such time of the original issue discount, determined in accordance with GAAP.

                  "Parent" means, collectively, Trump's Castle Hotel & Casino, Inc. and Trump Hotels & Casino Resorts Holdings, L.P.; provided that reference to Trump Hotels & Casino Resorts Holdings, L.P. shall be a reference to Trump Hotels & Casino Resorts Holdings, L.P. alone and not to such Person and its consolidated subsidiaries.

                  "Pari Passu Indebtedness" means any Indebtedness of Borrower that is Pari Passu in right of payment to Borrower's Obligations under this Agreement.

                  "Partner" means the partners of Borrower.

                  "Partnership Agreement" means Borrower's Third Amended and Restated Partnership Agreement dated as of October 7, 1996 as in effect on the date of this Agreement.

                  "Payment Office" means the office of Administrative Agent located at 90 Hudson Street, Jersey City, New Jersey 07372 or such other office as Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Pension Plan" means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary could incur liability.

                  "Permit" means any license, franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of the Collateral whether held by Borrower or any other Person (which may be temporary or permanent) (including, without limitation, those required for the use of the Casino-Hotel as a licensed casino facility), in accordance with all applicable Legal Requirements.

                  "Permitted Holder" means Donald J. Trump and any corporation or other entity that is controlled by Donald J. Trump.

                  "Permitted Indebtedness" means the following:

                  (a) Indebtedness of Borrower pursuant to this Agreement and the Credit Facility Mortgage Documents;

                  (b) Indebtedness of Borrower pursuant to a Working Capital Facility;

                  (c) Indebtedness of Borrower and Funding pursuant to the Second Priority Note Indenture and the Second Priority Note Documents;

                  (d) Indebtedness of Borrower and Funding pursuant to the PIK Note Indenture and the Pledge Agreement (as defined in the PIK Note Indenture);

                  (e) Existing Indebtedness;

                  (f) Indebtedness of Borrower or any Wholly-owned Subsidiary to any one or the other of them;

                  (g) Indebtedness of Borrower or any Subsidiary represented by FF&E Financing Agreements; provided, however, that the aggregate principal amount of Indebtedness permit-ted by this clause (g) shall not exceed $25,000,000 at any one time outstanding;

          (h) Indebtedness in respect of Capital Lease Obligations or secured purchase money security interests of Borrower or any Subsidiary, in either case not created by an FF&E Financing Agreement; provided, however, that the aggregate principal amount of all such Capital Lease Obligations permitted by this clause (h) shall not exceed at any one time outstanding
     (i) $10,000,000 or (ii) $15,000,000 following the time at which Borrower shall have achieved EBITDA for any period of four consecutive fiscal quarters in an amount not less than $60,000,000; and provided, further, that the aggregate principal amount of all such Indebtedness secured by purchase money security interests shall not exceed at any one time outstanding $10,000,000; and

          (i) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in clauses (a) through (h) of this definition of "Permitted Indebtedness," including any successive renewals, extensions, substitutions, refundings, refinancings or replacements so long as the aggregate principal amount of Indebtedness represented thereby does not exceed the principal amount of such Indebtedness being renewed, extended, substituted, refunded, refinanced or replaced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) plus accrued interest thereon, plus, in the case of refinancings, the amount of any premium or other payment required to be paid under the terms of the instrument governing such Indebtedness or the amount of any premium reasonably determined by Borrower as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase and, in each case, actually paid, plus the amount of expenses of Borrower incurred in connection with such refinancing and such renewal, extension, substitution, refinancing or replacement does not reduce the Average Life to Stated Maturity or the final Stated Maturity of such Indebtedness.

          "Permitted Investment" means (a) Temporary Cash Investments; (b) intercompany notes to the extent permitted under the definition of "Permitted Indebtedness"; and (c) any Investments in existence on the date of this Agreement and listed on Schedule 9.01(a) to this Agreement.

          "Permitted Leases" means the following:

          (i) the Marina Lease;

          (ii) any Capital Lease Obligation permitted by clause (h) of the definition of "Permitted Indebtedness"; and

          (iii) Leases other than Capital Lease Obligations and the Marina Lease; provided, however, that the aggregate fixed rental payments paid or accrued for any period of four consecutive fiscal quarters commencing after the date hereof under all such leases (including payments required to be made by the lessee in respect of taxes and insurance, whether or not denominated as rent) shall not exceed $7,500,000 for such period.

          "Permitted Liens" means:

          (a) any Lien existing as of the date of this Agreement under the Credit Facility Mortgages, the Second Priority Note Documents (including, without limitation, "Permitted Encumbrances" and "Restricted Encumbrances," both as defined in the Second Priority Note Mortgage), the Pledge Agreement (as defined in the PIK Note Indenture), "Permitted Encumbrances" hereafter arising and permitted under the Credit Facility Mortgage Documents and any Lien hereafter arising under a Working Capital Facility;

          (b) Capital Lease Obligations and purchase money liens included in Permitted Indebtedness;

          (c) the Lien in favor of Administrative Agent pursuant to the Obligations, the Lien in favor of the trustee pursuant to Section 6.6 of the Second Priority Note Indenture, and the Lien in favor of the trustee pursuant to Section 6.6 of the PIK Note Indenture;

          (d) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) security for payment of workmen's compensation or other insurance; (iii) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); and (iv) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; and

          (e) any Lien arising by reason of any renewal, extension, substitution, refunding, refinancing or replacement of any Indebtedness permitted by clause (i) of the definition of "Permitted Indebtedness."

          "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PIK Note Indenture" means that certain indenture among Funding, as issuer, Borrower, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, dated as of December 28, 1993, relating to Funding's PIK Notes, as it may from time to time be supplemented or amended by one or more indentures supplemental thereto.

          "PIK Notes" means the 13.875% Subordinated Pay-in-Kind Notes due 2005 issued by Funding in an initial aggregate principal amount of $52,066,000 plus the aggregate principal amount of PIK Notes issued as payment of interest thereon.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Agreement, and including, without limitation, all classes and series of preferred or preference stock.

          "Premises" has the meaning designated to such term in the Credit Facility Mortgage.

                  "Prime Lending Rate" means the rate which Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Public Offering" means a registered public offering of a direct or indirect equity interest in Borrower or Funding.

                  "Qualified Equity Interest" of any Person means any Equity Interests of such Person other than Redeemable Equity Interests.

                  "Quarterly Payment Date" means the last Business Day of each March, June, September and December, occurring after the Funding Date; provided that the first Quarterly Payment Date shall be September 30, 2002.

                  "Redeemable Equity Interests" means any Equity Interest that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than the disqualification of the holder thereof by the CCC) or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

                  "Register" has the meaning provided in Section 11.15.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Required Lenders" means Lenders holding at least a majority in principal amount of the aggregate outstanding Loans.

                  "Restoration" has the meaning set forth in Section 1.1 of the Credit Facility Mortgage.

                  "Second Priority Note Documents" means the "Mortgage Documents" as such term is defined in the Second Priority Note Indenture.

                  "Second Priority Note Indenture" means that certain indenture among Funding, as issuer, Borrower, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, dated as of December 28, 1993, relating to the Second Priority Notes, as it may from time to time be supplemented or amended by one or more indentures supplemental thereto.

                  "Second Priority Note Mortgage" means the "Note Mortgage" as such term is defined in the Second Priority Note Indenture.

                  "Second Priority Notes" means the 11 3/4% Mortgage Notes due 2003 issued by Funding.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Services Agreement" means that certain services agreement, dated as of December 28, 1993, between Borrower and Trump Casinos II, Inc. relating to the provision of advertising and other consulting services to Borrower.

                  "Services Fee" means, for any period, the amount of the fee payable by Borrower under the Services Agreement for such period.

                  "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of Borrower subordinated in right of payment to the Obligations under this Agreement.

                  "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Borrower or by one or more other Subsidiaries, or by Borrower and one or more other Subsidiaries.

                  "Syndication Date" means that date upon which Administrative Agent determines in its sole discretion (and notifies Borrower) that the primary syndication (and resultant addition of institutions as Lenders pursuant to Section 11.04) has been completed.

                  "Taking" means the acquisition or condemnation by eminent domain of the whole or any part of the Premises, by a competent authority, for any public or quasi-public use or purpose.

                  "Tax Returns" means all returns, declarations, reports, estimates, information returns, refund claims, statements and forms or other documents (including any related or supporting information) required to be filed in respect of any Taxes.

                  "Taxes" means any present or future tax, levy, stamp, impost, duty, deduction, assessment or other charge or withholding (including any intangible, documentary or excise tax), and all liabilities with respect thereto (including penalties, interest and expenses) imposed, levied, collected, withheld or assessed by or on behalf of any Governmental Authority.

                  "TCHI" means Trump's Castle Hotel & Casino, Inc., a New Jersey corporation.

                  "TCHI Notes" means TCHI's 10 1/4% Senior Secured Notes due 2003 issued in an original principal amount of $5,000,000 evidencing indebtedness of TCHI and Borrower.

                  "Temporary Cash Investments" means (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States, (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $300,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Borrower) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, and (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $300,000,000.

                  "Total Taking or Casualty" means a Taking or Casualty with respect to which, pursuant to the provisions of the Credit Facility Mortgage, any proceeds resulting from such Taking or Casualty are to be used to pay amounts due under this Agreement and the Credit Facility Mortgage and not for purposes of Restoration.

                  "Transactions" has the meaning provided in Section 3.04(a).

                  "Trust Estate" has the meaning designated to such term in the Credit Facility Mortgage.

                  "Type" means the type of Loan determined with regard to the interest option applicable thereto,i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "United States" and "U.S." shall each mean the United States of America.

                 "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly-owned Subsidiary" means a Subsidiary all the Equity Interests of which is owned by Borrower or by one or more Wholly-owned Subsidiaries or by Borrower and one or more Wholly-owned Subsidiaries.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                  "Working Capital Facility" means one or more lending agreements or note purchase agreements between Borrower and responsible financing sources, pursuant to which Borrower may incur Indebtedness to meet its working capital requirements in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

                  SECTION 10. Administrative Agent.

                  10.01 Appointment. The Lenders hereby designate Deutsche Bank Trust Company Americas as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                  10.02 Nature of Duties. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Credit Facility Mortgage Documents. Neither Administrative Agent nor any of its officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their bad faith, gross negligence or willful misconduct. The duties of Administrative Agent shall be mechanical and administrative in nature; Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  10.03 Lack of Reliance on Administrative Agent. Independently and without re-liance upon Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrower and its Subsidiaries and, except as expressly provided in this Agreement, Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  10.04 Certain Rights of Administrative Agent. If Administrative Agent shall request instructions from any Lender with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from the Required Lenders; and Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  10.05 Reliance. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by Administrative Agent.

                  10.06 Indemnification. To the extent Administrative Agent is not reimbursed and indemnified by Borrower, the Lenders will reimburse and indemnify Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposedon, asserted against or incurred by Administrative Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document, except to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are finally judicially determined to have resulted from Administrative Agent's gross negligence or willful misconduct.

                  10.07 Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  10.08 Holders. Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  10.09 Resignation by Administrative Agent. (a) Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Withing 15 Business Days of any such notice of resignation, the Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to Borrower, except after an Event of Default.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, Administrative Agent, with the consent of Borrower, except after an Event of Default, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by Administrative Agent, Administrative Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

                  SECTION 11. Miscellaneous.

                  11.01 Payment of Expenses, etc. Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of Administrative Agent and the Lead Arranger (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and in connection with the initial syndication efforts with respect to this Agreement and of Administrative Agent and, following an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for Administrative Agent and, following an Event of Default, for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; (iii) pay all amounts due under the Fee Letter; and (iv) indemnify each of Administrative Agent, Lead Arranger and each Lender, and each of their Affiliates and each of them and their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any real property owned or at any time operated by Borrower or any of its Subsidiaries, the non-compliance of any real property owned or operated by Borrower or any of its Subsidiaries with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any real property, or any Environmental Claim asserted against Borrower, any of its Subsidiaries or any real property owned or at any time operated by Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent finally judicially determined to have been incurred by reason of the bad faith, gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by Administrative Agent and such Lender (including, without limitation, by branches and agencies of Administrative Agent and such Lender wherever located) to or for the credit or the account of Borrower against and on account of the Obligations and liabilities of Borrower to Administrative Agent and such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not Administrative Agent and such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Borrower, at Borrower's address specified opposite its signature below; if to any Lender, at its address specified opposite its signature below; and if to Administrative Agent, at its Notice Office; or, as to Borrower or Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender or any other Agent, at such other address as shall be designated by such Lender in a written notice to Borrower and Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to Administrative Agent and Borrower shall not be effective until received by Administrative Agent or Borrower, as the case may be.

                  11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders; and provided, further, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 11.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder; and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the Maturity Date, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Credit Facility Mortgage Documents (except as expressly provided in the Credit Facility Mortgage Documents) or in connection with a sale otherwise permitted hereby), supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) and/or its outstanding Loans to (i) its parent company and/or any affiliate of such Lender which is an Eligible Transferee and which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund which is an Eligible Transferee and that invests in bank loans and is managed by the same investment advisor as a Lender or by an affiliate of such investment advisor or
(y) assign all, or if less than all, a portion equal to at least $2,500,000 in the aggregate for the assigning Lender to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of the applicable Assignment and Assumption Agreement; provided that, (A) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Lender and of the existing Lenders, (B) to the extent requested, new Notes will be issued, at Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.04 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (C) the consent of Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld), (D) except during the existence of an Event of Default, the consent of Borrower shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed) and (E) Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 11.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, comply with the documentation requirements of Section 2.04(f). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to this Section 11.04(b) would, at the time of such assignment, result in increased costs under
Section 1.09, 1.11 or 2.04 from those being charged by the respective assigning Lender prior to such assignment, then Borrower shall not be obligated to pay such increased costs (although Borrower shall be obligated to pay any such increased costs resulting from changes, including, without limitation, Changes in Law, after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Lender in support of borrowings made by such Lender from such Federal Reserve Lender and, with prior notification to Administrative Agent (but without the consent of Administrative Agent and Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Borrower and Administrative Agent or the Lead Arranger or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  11.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by Borrower to the Lenders) and all computations determining compliance with Section 6 shall utilize accounting principles and policies in conformity GAAP.

                  (b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day (determined in accordance with the terms hereof) occurring in the period for which such interest is payable (except for interest payable in respect of Base Rate Loans based on the Prime Lending Rate, which shall be computed on the basis of a 365/66 day year).

                  11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE OTHER CREDIT DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

                  (b) BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Borrower and Administrative Agent.

              11.10 Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which Borrower and each of the Lenders who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to Administrative Agent or, in the case of the Lenders, shall have given to Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. Administrative Agent will give Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

              11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

              11.12 Amendment or Waiver, etc. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Borrower and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause
(i)):

              (i) extend the Maturity Date of, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash);

              (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Facility Mortgage Documents in connection with a sale otherwise permitted hereby);

              (iii)  amend, modify or waive any provision of this Section 11.12;

              (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans are included on the Funding Date); or

              (v) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement;

provided, further, that no such change, waiver, discharge or termination shall
(A) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (B) without the con-sent of Administrative Agent, amend, modify or waive any provision of Section 9 as same applies to Administrative Agent or any other provision as same relates to the rights or obligations of Administrative Agent, or (C) without the consent of Administrative Agent, amend, modify or waive any provision relating to the rights or obligations of Administrative Agent.

              11.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.09, 1.10, 2.04, 11.01 and 11.06 shall, subject to Section 11.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans (it being understood and agreed that all such indemnities shall also survive as to any Lender that has assigned all of its obligations hereunder pursuant to Section 11.04(b) with respect to the period of time in which such Lender was a "Lender" hereunder).

              11.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 11.14 would, at the time of such transfer, result in increased costs under Section 1.09, 1.10 or 2.04 from those being charged by the respective Lender prior to such transfer, then Borrower shall not be obligated to pay such increased costs (although Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

              11.15 Register. Borrower hereby designates Administrative Agent to serve as Borrower's agent, solely for purposes of this Section 11.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective unless and until such transfer is recorded on the Register maintained by Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by Administrative Agent on the Register only upon the acceptance by Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. Borrower agrees to indemnify Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Administrative Agent in performing its duties under this
Section 11.15.

              11.16  Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 11.16, each Lender agrees that it will use its best efforts not to disclose without the prior consent of Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information; provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender) any information with respect to Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Borrower to the Lenders in writing as confidential; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to Administrative Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee or participant agrees to be bound by the provisions of this Section and (g) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.16).

              (b) Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Borrower or any of its Affiliates, provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender.

              IN WITNESS WHEREOF, the parties hereto have caused their duly Authorized Officers to execute and deliver this Agreement as of the date first above written.

Address:                                        TRUMP'S CASTLE ASSOCIATES, L.P.,
Huron Avenue and Brigantine Boulevard                  as Borrower
Atlantic City, New Jersey  08401
                                                By:  Trump's Castle Hotel &
                                                     Casino, Inc.,
                                                       its general partner


                                                By:  /s/ Francis X. McCarthy
                                                     -----------------------
                                                     Name: Francis X. McCarthy
                                                     Title: Executive Vice
                                                            President

                                              DEUTSCHE BANK TRUST COMPANY
                                               AMERICAS, Individually and as
                                               Administrative Agent


                                              By: /s/ William W. Archer
                                                  ---------------------
                                                  Name: William W. Archer
                                                  Title: Managing Director

                                          DEUTSCHE BANK AG CAYMAN ISLANDS
                                                BRANCH, as a Lender



                                          By: /s/ Michael Paashe
                                              ----------------------------------
                                              Name: Michael Paashe
                                              Title: Head of Leveraged Loan
                                                     Portfolio Management



                                          By: /s/ William W. Archer
                                              ----------------------------------
                                              Name: William W. Archer
                                              Title: Managing Director

                                                                         ANNEX I


                                   COMMITMENTS


                                                            Loan
                                  Lender                 Commitments

       Deutsche Bank AG Cayman Islands Branch           $70,000,000.00

       Deutsche Bank Trust Company Americas             $         0.00


         TOTAL                                          $70,000,000.00